Exhibit 99.1

SandRidge Energy, Inc. Updates Shareholders on Operations

and Reports Financial Results for Fourth Quarter and Fiscal Year 2015

Reported Adjusted Loss of $.09 per Diluted Share and Adjusted EBITDA of $67 Million

for the Fourth Quarter of 2015

2015 Production of 30.0 MMBoe (32% Oil, 17% NGLs)

Fourth Quarter Production of 6.7 MMBoe (30% Oil, 17% NGLs)

Introducing 2016 Capital Spend Guidance of $285 Million, ~60% Below 2015 Levels

Year End 2015 Reserves of 325 MMBoe, 24% Oil, 20% Proved Undeveloped

$1.3 Billion PV-10 Reserve Value at SEC Pricing

Events Subsequent to Fourth Quarter 2015

Spud First Colorado North Park Basin Niobrara Well in January

Terminated OXY Underdelivery Penalties for $11 Million Cash plus WTO Gas Assets

Borrowed $500 Million under Credit Facility

Hired Advisors to Assess Strategic Alternatives

Oklahoma City, Oklahoma, March 29, 2016 – SandRidge Energy, Inc. (OTC PINK: SDOC) today announced financial and operational results for the quarter and fiscal year ended December 31, 2015.

James Bennett, SandRidge President and CEO noted, “In 2016 we will be reducing capital spending by around 60% compared to 2015, ensuring liquidity while advancing our operations with one rig in each of our plays. Combining high-graded development of our Mid-Continent assets with our emerging Niobrara play is resulting in a more diversified company with improved capital efficiencies. We’ve also reduced our G&A expense in order to match our ongoing activity as we preserve and extend capabilities while managing optionality in this challenging environment.”

Previously Announced Fourth Quarter Highlights

Completed Acquisition of North Park Basin Niobrara Shale Oil Assets for $190 Million

Adds 1.0 MBoepd of Production and 28 MMBoe of Proved Reserves (81% Oil) and

Materially Expands Drilling Inventory

Acquisition of Piñon Gathering System Eliminates ~$40 Million of Annual Expenses

Bond Repurchases and Exchanges Address $400 Million of Debt

The Company currently has two rigs running in the Mississippian and one rig running in the Niobrara, and expects to run one rig in each area starting in May, consistent with a $285 million capital program guidance introduced today. Capital expenditures for 2016 and for future periods are highly dependent on numerous factors including changes in commodity prices and available liquidity and may differ materially from guidance.

Key Financial Results

Fourth Quarter

•	Pro forma for divestitures and net of noncontrolling interest, adjusted EBITDA was $79 million in the fourth quarter of 2015 compared to $239 million in the fourth quarter of 2014. Adjusted EBITDA, net of noncontrolling interest, was $67 million in the fourth quarter of 2015 compared to $224 million in the fourth quarter of 2014.

•	Adjusted operating cash flow of ($56) million for fourth quarter 2015 compared to $203 million in fourth quarter 2014.

•	Adjusted net loss of $74 million, or $0.09 per diluted share, for fourth quarter 2015 compared to adjusted net income of $44 million, or $0.08 per diluted share, in fourth quarter 2014.

Full Year

•	Pro forma for divestitures and net of noncontrolling interest, adjusted EBITDA was $589 million in 2015 compared to $873 million in 2014. Adjusted EBITDA, net of noncontrolling interest, was $528 million in 2015 compared to $873 million in 2014.

•	Adjusted operating cash flow of $246 million for 2015 compared to $712 million in 2014.

•	Adjusted net loss of $135 million, or $0.21 per diluted share, for 2015 compared to $150 million adjusted income, or $0.26 per diluted share, in 2014.

Adjusted net (loss) income available to common stockholders, adjusted EBITDA, pro forma adjusted EBITDA and operating cash flow are non-GAAP financial measures. Each measure is defined and reconciled to the most directly comparable GAAP measure under “Non-GAAP Financial Measures” beginning page 9.

Financial Highlights - Subsequent to Fourth Quarter

Revolver Draw and Hiring of Advisors

On January 22, 2016, the Company borrowed $489 million under its Senior Credit Facility, bringing the total amount outstanding to approximately $500 million, including letters of credit. Following the funding of this borrowing, the Company’s cash balance was approximately $855 million. On that same day, the Company also announced that it had retained Kirkland & Ellis, LLP and Houlihan Lokey, Inc. as its legal and financial advisors, respectively, to assist the Company in analyzing and considering financial, transactional, and strategic alternatives.

Drilling and Operational Activities

•	Mid-Continent: During the fourth quarter of 2015, SandRidge drilled 19 laterals. The Company averaged four horizontal rigs operating in the play. The Company’s Mid-Continent assets produced 63.7 MBoepd (29% oil, 19% NGLs, 52% natural gas) during the fourth quarter.

•	West Texas: During the fourth quarter, Permian Basin properties produced approximately 3.8 MBoepd (83% oil, 10% NGLs, 7% natural gas). Legacy West Texas Overthrust properties produced approximately 4.8 MBoepd (99% natural gas, 1% oil).

Proved Reserves

•	325 MMBoe consolidated proved reserves and $1.3 billion of SEC PV-10 reserves value

•	245% reserve replacement prior to revisions

•	153% drill bit reserve replacement with 46 MMBoe organic reserve adds

•	80% of total proved reserves are proved developed reserves

•	43% liquids in consolidated proved reserves

The Company’s estimated consolidated proved reserves as of December 31, 2015 were 325 MMBoe. These reserves and their related PV-10 value of $1,315 million are based primarily on 3rd party engineering reports prepared by Cawley Gillespie and Associates, Inc., Ryder Scott, and Netherland Sewell and Associates. In aggregate, 3rd party engineers evaluated properties representing 90% of the Company’s reserves and 95% of PV-10 at December 31, 2015 with their estimates based on the definitions and disclosure guidelines of the United States Securities and Exchange Commission (SEC) for Oil and Gas Reporting (SEC regulations).

Year end 2015 reserves and PV-10 were estimated utilizing 12-month average prices and costs, as directed by the SEC. An average Plains Posted oil price of $46.79 per barrel and an average natural gas price of $2.59 per MMBtu were used in calculating the estimated discounted future net cash flows of proved reserves. These prices were then adjusted for quality, transportation fees, geographical differentials, marketing bonuses or deductions and other factors affecting wellhead prices.

During 2015, the Company added proved reserves of 73 MMBoe from discoveries and extensions, and the acquisition of its North Park Basin Niobrara asset. The Company’s year end reserves reflect approximately 235 MMBoe of negative revisions for the year, the largest component of which is pricing revisions of approximately 205 MMBoe. All of the Company’s estimated proved undeveloped reserves at December 31, 2015 are expected to be developed within the next five years. The Company has identified 2,460 3P drilling locations in its Mid-Continent focus area, and over 1,300 drilling locations in its Niobrara asset.

SEC Reserves and Value

	Net Resv (MBoe) (1)	Liquids (MBbls)	Oil (MBbls)	NGL (MBbls)	Gas (MMcf)	PV-10 (in millions) (2)

Year End 2014 ($91.48 / $4.35)	515,855	217,817	126,031	91,786	1,788,233	$5,516

Acquisitions	27,566	24,907	22,447	2,460	15,952

Production	(29,995)	(14,644)	(9,600)	(5,044)	(92,104)

Extensions	45,809	18,998	9,741	9,257	160,865

Revisions	(234,609)	(108,092)	(70,708)	(37,384)	(759,106)

Year End 2015 ($46.79 / $2.59)	324,626	138,986	77,911	61,075	1,113,840	$1,315

WTO Sale Adjustments	(24,598)	(387)	(387)	—	(145,267)	(13)

Pro Forma Year End 2015 ($46.79 / $2.59)	300,028	138,599	77,524	61,075	968,573	$1,302

(1)	Includes approximately 19,116 MBoe and 27,594 MBoe attributable to noncontrolling interests at December 31, 2015 and 2014, respectively.
(2)	Includes PV-10 attributable to noncontrolling interests of approximately $226 million and $645 million at December 31, 2015 and 2014, respectively.

Standardized Measure of Discounted Net Cash Flows to PV-10 Reconciliation

	2015	2014
	(in millions)	(in millions)
Standardized measure of discounted net cash flows (1)	$1,314.6	$4,087.8
Present value of future net income tax expense discounted at 10%	0.4	1,428.6

PV-10 (2)	$1,315.0	$5,516.4

(1)	Includes approximately $225 million and $643 million attributable to SandRidge noncontrolling interests at December 31, 2015 and 2014, respectively.
(2)	Includes approximately $226 million and $645 million attributable to SandRidge noncontrolling interests at December 31, 2015 and 2014, respectively.

Operational Highlights - Subsequent to Fourth Quarter

Commencement of North Park Basin Niobrara Development

In the fourth quarter, SandRidge entered into a purchase and sales agreement to acquire assets from EE3, LLC, a North Park Basin, Colorado operator producing 1.0 MBoepd from 16 wells with 136,000 net acres of Niobrara Shale oil development potential. SandRidge spud its first operated well, the Gregory, in January and began its initial production in March. The Company intends to drill 22 laterals on its North Park leasehold in 2016.

Termination of West Texas CO2 Treating Agreement

Subsequent to the fourth quarter of 2015, the Company executed and closed an agreement to settle all claims between itself and a third party arising out of a 30-year agreement for the removal of CO2 from natural gas volumes produced by the Company in the Piñon field in west Texas. Under the terms of the settlement, the Company transferred substantially all of its exploration and production and midstream assets in the Piñon field to a wholly-owned subsidiary of Occidental Petroleum Corporation along with $11 million cash. SandRidge was released from all past, current, and future claims and obligations related to the gas treating agreement, which contained minimum CO2 volume commitments until 2041, and the parties agreed to dismiss pending litigation between them related thereto.

Operational and Financial Statistics

Information regarding the Company’s production, pricing, costs and earnings is presented below:

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014

Production - Total
Oil (MBbl)	1,996	2,949	9,600	10,876
NGL (MBbl)	1,161	1,294	5,044	3,794
Natural gas (MMcf)	20,972	23,362	92,105	85,697
Oil equivalent (MBoe)	6,652	8,137	29,995	28,953
Daily production (MBoed)	72.3	88.4	82.2	79.3

Production - Mid-Continent
Oil (MBbl)	1,699	2,522	8,253	8,371
NGL (MBbl)	1,125	1,251	4,889	3,565
Natural gas (MMcf)	18,199	20,221	80,491	68,925
Oil equivalent (MBoe)	5,858	7,143	26,558	23,423
Daily production (MBoed)	63.7	77.6	72.8	64.2

Average price per unit
Realized oil price per barrel - as reported	$39.27	$70.32	$45.83	$89.86
Realized impact of derivatives per barrel	23.75	19.38	30.97	4.32

Net realized price per barrel	$63.02	$89.70	$76.80	$94.18

Realized NGL price per barrel - as reported	$13.25	$24.85	$14.36	$33.41
Realized impact of derivatives per barrel	—	—	—	—

Net realized price per barrel	$13.25	$24.85	$14.36	$33.41

Realized natural gas price per Mcf - as reported	$1.82	$3.28	$2.12	$3.70
Realized impact of derivatives per Mcf	0.09	0.14	0.33	(0.12)

Net realized price per Mcf	$1.91	$3.42	$2.45	$3.58

Realized price per Boe - as reported	$19.85	$38.84	$23.59	$49.08

Net realized price per Boe - including impact of derivatives	$27.23	$46.29	$34.51	$50.36

Average cost per Boe
Lease operating	$9.70	$11.01	$10.29	$11.95
Production taxes	0.43	0.95	0.51	1.10

General and administrative
General and administrative, excluding stock-based compensation	$5.74	$2.91	$4.40	$3.55
Stock-based compensation (1)	0.48	0.51	0.61	0.69

Total general and administrative	$6.22	$3.42	$5.01	$4.24

General and administrative - adjusted
General and administrative, excluding stock-based compensation (2)	$5.32	$2.87	$3.80	$3.28
Stock-based compensation (1)(3)	0.40	0.51	0.43	0.62

Total general and administrative - adjusted	$5.72	$3.38	$4.23	$3.90

Depletion (4)	$8.14	$13.57	$10.81	$15.31

Lease operating cost per Boe
Mid-Continent	$7.36	$8.35	$7.66	$8.13

Earnings per share
(Loss) income per share applicable to common stockholders
Basic	$(1.13)	$0.55	$(7.16)	$0.42
Diluted	(1.13)	0.48	(7.16)	0.42

Adjusted net (loss) income per share available to common stockholders
Basic	$(0.16)	$0.07	$(0.35)	$0.21
Diluted	(0.09)	0.08	(0.21)	0.26

Weighted average number of common shares outstanding (in thousands)
Basic	586,801	463,174	521,936	479,644
Diluted (5)	805,368	551,304	641,608	571,453

(1)	Expense for equity-classified stock-based awards.
(2)	Excludes severance, legal settlements and shareholder litigation costs totaling $2.8 million and $17.8 million for the three-month period and year ended December 31, 2015, respectively. Excludes severance, transaction costs and shareholder litigation costs totaling $0.3 million and $7.9 million for the three-month period and year ended December 31, 2014, respectively.
(3)	Three-month period and year ended December 31, 2015 exclude $0.6 million and $5.4 million, respectively, for the acceleration of certain stock awards. Year ended December 31, 2014 excludes $2.2 million for the acceleration of certain stock awards.
(4)	Includes accretion of asset retirement obligation.
(5)	Includes shares considered antidilutive for calculating earnings per share in accordance with GAAP for certain periods presented.

Capital Expenditures

The table below summarizes the Company’s capital expenditures for the three and twelve-month periods ended December 31, 2015 and 2014:

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
	(in thousands)

Drilling and production
Mid-Continent	$80,557	$370,768	$592,346	$1,113,827
Permian Basin	1,457	24,722	5,714	180,510
Gulf of Mexico/Gulf Coast	—	—	—	22,975

	82,014	395,490	598,060	1,317,312
Leasehold and geophysical
Mid-Continent	13,496	50,389	55,930	177,685
Gulf of Mexico/Gulf Coast	—	—	—	159
Other	1,939	3,596	6,330	11,586

	15,435	53,985	62,260	189,430

Inventory	(942)	2,086	(4,298)	1,358

Total exploration and development	96,507	451,561	656,022	1,508,100

Drilling and oil field services	1,900	7,508	4,632	18,385
Midstream	1,155	18,796	21,555	44,606
Other - general	999	10,487	19,406	37,798

Total capital expenditures, excluding acquisitions	100,561	488,352	701,615	1,608,889

Acquisitions	237,935	1,464	241,165	18,384

Total capital expenditures	$338,496	$489,816	$942,780	$1,627,273

Derivative Contracts

The table below sets forth the Company’s consolidated oil and natural gas price swaps and collars for 2016 as of March 29, 2016:

	Quarter Ending
	3/31/2016	6/30/2016	9/30/2016	12/31/2016	FY2016
Oil (MMBbls)
Swap Volume	0.36	0.36	0.37	0.37	1.46
Swap	$88.36	$88.36	$88.36	$88.36	$88.36

Three-way Collar Volume	0.91	0.91	0.37	0.37	2.56
Call Price	$101.35	$101.35	$99.63	$99.63	$100.85
Put Price	$90.00	$90.00	$90.00	$90.00	$90.00
Short Put Price	$83.39	$83.39	$82.50	$82.50	$83.14

Natural Gas (Bcf)
Swap Volume	—	—	—	—	—
Swap	—	—	—	—	—

Collar Volume	—	—	—	—	—
Collar: High	—	—	—	—	—
Collar: Low	—	—	—	—	—

Natural Gas Basis (Bcf)
Swap Volume	2.73	2.73	2.76	2.76	10.98
Swap	(0.38)	(0.38)	(0.38)	(0.38)	(0.38)

Balance Sheet

The Company’s capital structure at December 31, 2015 and December 31, 2014 is presented below:

	December 31,
	2015	2014
	(in thousands)

Cash and cash equivalents	$435,588	$181,253

Current maturities of long-term debt	$—	$—
Long-term debt (net of current maturities)
8.75% Senior Secured Notes due 2020	1,301,098	—
Senior Unsecured Notes
8.75% Senior Notes due 2020, net	392,666	445,402
7.5% Senior Notes due 2021	759,711	1,178,486
8.125% Senior Notes due 2022	527,737	750,000
7.5% Senior Notes due 2023, net	541,572	821,548
Convertible Senior Unsecured Notes
8.125% Convertible Senior Notes due 2022, net	82,294	—
7.5% Convertible Senior Notes due 2023, net	26,428	—

Total debt	3,631,506	3,195,436

Stockholders’ (deficit) equity
Preferred stock	6	6
Common stock	630	477
Additional paid-in capital	5,299,886	5,201,524
Treasury stock, at cost	(5,742)	(6,980)
Accumulated deficit	(6,992,697)	(3,257,202)

Total SandRidge Energy, Inc. stockholders’ (deficit) equity	(1,697,917)	1,937,825

Noncontrolling interest	510,184	1,271,995

Total capitalization	$2,443,773	$6,405,256

Non-GAAP Financial Measures

Adjusted operating cash flow, adjusted EBITDA, pro forma adjusted EBITDA, adjusted net (loss) income, and adjusted net income attributable to noncontrolling interest are non-GAAP financial measures.

The Company defines adjusted operating cash flow as net cash provided by operating activities before changes in operating assets and liabilities and adjusted for cash paid on financing derivatives. It defines EBITDA as net (loss) income before income tax expense (benefit), interest expense and depreciation, depletion and amortization and accretion of asset retirement obligations. Adjusted EBITDA, as presented herein, is EBITDA excluding asset impairment, interest income, gain on derivative contracts net of cash received on settlement of derivative contracts, loss on settlement of contract, (gain) loss on sale of assets, legal settlements, severance, oil field services – Permian exit costs, gain on extinguishment of debt and other various items (including non-cash portion of noncontrolling interest and stock-based compensation). Pro forma adjusted EBITDA, as presented herein, is adjusted EBITDA excluding adjusted EBITDA attributable to properties or subsidiaries sold during or after the period.

Adjusted operating cash flow and adjusted EBITDA are supplemental financial measures used by the Company’s management and by securities analysts, investors, lenders, rating agencies and others who follow the industry as an indicator of the Company’s ability to internally fund exploration and development activities and to service or incur additional debt. The Company also uses these measures because adjusted operating cash flow and adjusted EBITDA relate to the timing of cash receipts and disbursements that the Company may not control and may not relate to the period in which the operating activities occurred. Further, adjusted operating cash flow and adjusted EBITDA allow the Company to compare its operating performance and return on capital with those of other companies without regard to financing methods and capital structure. These measures should not be considered in isolation or as a substitute for net cash provided by operating activities prepared in accordance with generally accepted accounting principles (“GAAP”). Adjusted EBITDA should not be considered as a substitute for net income, operating income, cash flows from operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. Adjusted EBITDA excludes some, but not all, items that affect net income and operating income and these measures may vary among other companies. Therefore, the Company’s adjusted EBITDA may not be comparable to similarly titled measures used by other companies.

Management also uses the supplemental financial measure of adjusted net (loss) income, which excludes asset impairment, gain on derivative contracts net of cash received on settlement of derivative contracts, loss on convertible notes derivative liabilities, loss on settlement of contract, (gain) loss on sale of assets, legal settlements, severance, oil field services – Permian exit costs, gain on extinguishment of debt and other non-cash items from loss applicable to common stockholders. Management uses this financial measure as an indicator of the Company’s operational trends and performance relative to other oil and natural gas companies and believes it is more comparable to earnings estimates provided by securities analysts. Adjusted net (loss) income is not a measure of financial performance under GAAP and should not be considered a substitute for loss applicable to common stockholders.

The supplemental measure of adjusted net income attributable to noncontrolling interest is used by the Company’s management to measure the impact on the Company’s financial results of the ownership by third parties of interests in the Company’s less than wholly-owned consolidated subsidiaries. Adjusted net income attributable to noncontrolling interest excludes the portion of asset impairment and gain on derivative contracts net of cash received on settlement of derivative contracts attributable to third party ownership in less than wholly-owned consolidated subsidiaries from net (loss) income attributable to noncontrolling interest. Adjusted net income attributable to noncontrolling interest is not a measure of financial performance under GAAP and should not be considered a substitute for net (loss) income attributable to noncontrolling interest.

The tables below reconcile the most directly comparable GAAP financial measures to operating cash flow, EBITDA and adjusted EBITDA, adjusted net (loss) income available to common stockholders and adjusted net income attributable to noncontrolling interest.

Reconciliation of Cash Provided by Operating Activities to Adjusted Operating Cash Flow

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
	(in thousands)

Net cash provided by operating activities	$12,651	$225,430	$373,537	$621,114

(Deduct) add
Cash paid on financing derivatives	—	—	—	(44,128)
Changes in operating assets and liabilities	(68,466)	(22,890)	(127,550)	134,725

Adjusted operating cash flow	$(55,815)	$202,540	$245,987	$711,711

Reconciliation of Net (Loss) Income to EBITDA, Adjusted EBITDA, and Pro Forma Adjusted EBITDA

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
	(in thousands)

Net (loss) income	$(653,698)	$265,177	$(3,697,545)	$253,285

Adjusted for
Income tax expense (benefit)	33	(162)	123	(2,293)
Interest expense	108,303	60,478	322,502	244,712
Depreciation and amortization - other	10,148	14,286	47,382	59,636
Depreciation and depletion - oil and natural gas	53,007	109,274	319,913	434,295
Accretion of asset retirement obligations	1,154	1,165	4,477	9,092

EBITDA	(481,053)	450,218	(3,003,148)	998,727

Asset impairment	886,844	24,802	4,534,689	192,768
Interest income	(451)	(58)	(1,081)	(603)
Stock-based compensation	2,171	3,494	11,465	15,504
Gain on derivative contracts	(14,027)	(329,219)	(73,061)	(334,011)
Cash received upon settlement of derivative contracts (1)	49,123	60,611	327,702	37,229
Loss on settlement of contract	50,976	—	50,976	—
(Gain) loss on sale of assets	(606)	988	1,491	10
Legal settlements	3	—	4,997	23
Severance	(115)	(53)	11,704	8,874
Oil field services - Permian exit costs	83	—	4,436	—
Gain on extinguishment of debt	(282,498)	—	(641,131)	—
Other	3,059	187	6,735	(135)
Non-cash portion of noncontrolling interest (2)	(146,268)	13,465	(708,238)	(45,053)

Adjusted EBITDA	$67,241	$224,435	$527,536	$873,333

Less: EBITDA attributable to WTO properties (2016)	11,932	14,262	61,434	52,835
Less: EBITDA attributable to Gulf of Mexico properties (2014)	—	—	—	(53,376)

Pro forma adjusted EBITDA	$79,173	$238,697	$588,970	$872,792

(1)	Excludes amounts paid upon early settlement of derivative contracts for the year ended December 31, 2014.
(2)	Represents depreciation and depletion, impairment, (gain) loss on commodity derivative contracts net of cash received (paid) on settlement and income tax expense attributable to noncontrolling interests.

Reconciliation of Cash Provided by Operating Activities to Adjusted EBITDA

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
	(in thousands)

Net cash provided by operating activities	$12,651	$225,430	$373,537	$621,114

Changes in operating assets and liabilities	(68,466)	(22,890)	(127,550)	134,725
Interest expense	108,303	60,478	322,502	244,712
Cash paid on early settlement of derivative contracts	—	—	—	25,434
Cash paid on early conversion of convertible notes	30,033	—	32,741	—
Cash paid on settlement of contract	24,889	—	24,889	—
Loss on convertible notes derivative liability	(20,523)	—	(10,377)	—
Legal settlements	3	—	4,997	23
Severance	(687)	(53)	6,317	6,722
Oil field services - Permian exit costs	63	—	4,338	—
Noncontrolling interest - SDT (1)	(6,760)	(7,051)	(25,997)	(24,412)
Noncontrolling interest - SDR (1)	(4,216)	(9,010)	(20,493)	(41,261)
Noncontrolling interest - PER (1)	(5,028)	(19,353)	(38,240)	(77,988)
Noncontrolling interest - Other (1)	—	—	—	(4)
Other	(3,021)	(3,116)	(19,128)	(15,732)

Adjusted EBITDA	$67,241	$224,435	$527,536	$873,333

(1)	Excludes depreciation and depletion, impairment, (gain) loss on commodity derivative contracts net of cash received (paid) on settlement and income tax expense attributable to noncontrolling interests.

Reconciliation of (Loss Applicable) Income Available to Common Stockholders to Adjusted Net (Loss)

Income Available to Common Stockholders

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
	(in thousands)

(Loss applicable) income available to common stockholders	$(664,579)	$254,295	$(3,735,495)	$203,260

Tax benefit adjustment	—	—	—	(1,160)
Asset impairment (1)	751,120	24,802	3,878,804	162,895
Gain on derivative contracts (1)	(13,485)	(297,028)	(67,411)	(304,636)
Cash received upon settlement of derivative contracts (1)	41,540	50,109	291,203	31,609
Loss on convertible notes derivative liability	20,523	—	10,377	—
Loss on settlement of contract	50,976	—	50,976	—
(Gain) loss on sale of assets	(606)	988	1,491	10
Legal settlements	3	—	4,997	23
Severance	(115)	(53)	11,704	8,874
Oil field services - Permian exit costs	83	—	4,436	—
Gain on extinguishment of debt	(282,498)	—	(641,131)	—
Other	3,481	267	5,384	(701)
Effect of income taxes	24	(114)	101	(330)

Adjusted net (loss) income available to common stockholders	(93,533)	33,266	(184,564)	99,844
Preferred stock dividends	10,881	10,882	37,950	50,025
Effect of convertible debt, net of income taxes	9,151	—	11,707	—

Total adjusted net (loss) income	$(73,501)	$44,148	$(134,907)	$149,869

Weighted average number of common shares outstanding
Basic	586,801	463,174	521,936	479,644
Diluted (2)	805,368	551,304	641,608	571,453

Total adjusted net (loss) income
Per share - basic	$(0.16)	$0.07	$(0.35)	$0.21

Per share - diluted	$(0.09)	$0.08	$(0.21)	$0.26

(1)	Excludes amounts attributable to noncontrolling interests.
(2)	Weighted average fully diluted common shares outstanding for certain periods presented includes shares that are considered antidilutive for calculating earnings per share in accordance with GAAP.

Reconciliation of Net (Loss) Income Attributable to Noncontrolling Interest to Adjusted Net Income

Attributable to Noncontrolling Interest

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
	(in thousands)

Net (loss) income attributable to noncontrolling interest	$(130,263)	$48,880	$(623,506)	$98,613

Asset impairment	135,724	—	655,885	29,873
Gain on derivative contracts	(542)	(32,191)	(5,650)	(29,375)
Cash received on settlement of derivative contracts	7,583	10,502	36,499	5,620

Adjusted net income attributable to noncontrolling interest	$12,502	$27,191	$63,228	$104,731

SandRidge Energy, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014

Revenues
Oil, natural gas and NGL	$132,035	$316,044	$707,434	$1,420,879
Drilling and services	2,466	18,808	22,124	76,088
Midstream and marketing	7,601	10,952	33,809	55,658
Other	1,540	1,077	5,342	6,133

Total revenues	143,642	346,881	768,709	1,558,758

Expenses
Production	64,543	89,615	308,701	346,088
Production taxes	2,892	7,704	15,440	31,731
Cost of sales	2,360	17,213	24,394	56,155
Midstream and marketing	4,355	9,246	26,819	49,905
Depreciation and depletion - oil and natural gas	53,007	109,274	319,913	434,295
Depreciation and amortization - other	10,148	14,286	47,382	59,636
Accretion of asset retirement obligations	1,154	1,165	4,477	9,092
Impairment	886,844	24,802	4,534,689	192,768
General and administrative	41,402	27,823	150,166	122,865
Gain on derivative contracts	(14,027)	(329,219)	(73,061)	(334,011)
Loss on settlement of contract	50,976	—	50,976	—
(Gain) loss on sale of assets	(606)	988	1,491	10

Total expenses	1,103,048	(27,103)	5,411,387	968,534

(Loss) income from operations	(959,406)	373,984	(4,642,678)	590,224

Other (expense) income
Interest expense	(107,852)	(60,420)	(321,421)	(244,109)
Gain on extinguishment of debt	282,498	—	641,131	—
Other income, net	832	331	2,040	3,490

Total other income (expense)	175,478	(60,089)	321,750	(240,619)

(Loss) income before income taxes	(783,928)	313,895	(4,320,928)	349,605
Income tax expense (benefit)	33	(162)	123	(2,293)

Net (loss) income	(783,961)	314,057	(4,321,051)	351,898
Less: net (loss) income attributable to noncontrolling interest	(130,263)	48,880	(623,506)	98,613

Net (loss) income attributable to SandRidge Energy, Inc.	(653,698)	265,177	(3,697,545)	253,285
Preferred stock dividends	10,881	10,882	37,950	50,025

(Loss applicable) income available to SandRidge Energy, Inc. common stockholders	$(664,579)	$254,295	$(3,735,495)	$203,260

(Loss) income per share
Basic	$(1.13)	$0.55	$(7.16)	$0.42

Diluted	$(1.13)	$0.48	$(7.16)	$0.42

Weighted average number of common shares outstanding
Basic	586,801	463,174	521,936	479,644

Diluted	586,801	551,304	521,936	499,743

SandRidge Energy, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands, except per share data)

	December 31,
	2015	2014
ASSETS

Current assets
Cash and cash equivalents	$435,588	$181,253
Accounts receivable, net	127,387	330,077
Derivative contracts	84,349	291,414
Prepaid expenses	6,833	7,981
Other current assets	19,931	21,193

Total current assets	674,088	831,918

Oil and natural gas properties, using full cost method of accounting
Proved	12,529,681	11,707,147
Unproved	363,149	290,596
Less: accumulated depreciation, depletion and impairment	(11,149,888)	(6,359,149)

	1,742,942	5,638,594

Other property, plant and equipment, net	491,760	576,463
Derivative contracts	—	47,003
Other assets	82,365	165,247

Total assets	$2,991,155	$7,259,225

LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY
Current liabilities
Accounts payable and accrued expenses	$428,417	$683,392
Derivative contracts	573	—
Asset retirement obligations	8,399	—
Deferred tax liability	—	95,843
Other current liabilities	—	5,216

Total current liabilities	437,389	784,451
Long-term debt	3,631,506	3,195,436
Asset retirement obligations	95,179	54,402
Other long-term obligations	14,814	15,116

Total liabilities	4,178,888	4,049,405

Commitments and contingencies
Equity
SandRidge Energy, Inc. stockholders’ (deficit) equity
Preferred stock, $0.001 par value, 50,000 shares authorized
8.5% Convertible perpetual preferred stock; 2,650 shares issued and outstanding at December 31, 2015 and 2014; aggregate liquidation preference of $265,000	3	3
7.0% Convertible perpetual preferred stock; 2,770 shares issued and outstanding at December 31, 2015, aggregate liquidation preference of $277,000; 3,000 shares issued and outstanding at December 31, 2014, aggregate liquidation preference of $300,000	3	3
Common stock, $0.001 par value; 1,800,000 shares authorized, 635,584 issued and 633,471 outstanding at December 31, 2015; 800,000 shares authorized, 485,932 issued and 484,819 outstanding at December 31, 2014	630	477
Additional paid-in capital	5,301,136	5,204,024
Additional paid-in capital - stockholder receivable	(1,250)	(2,500)
Treasury stock, at cost	(5,742)	(6,980)
Accumulated deficit	(6,992,697)	(3,257,202)

Total SandRidge Energy, Inc. stockholders’ (deficit) equity	(1,697,917)	1,937,825
Noncontrolling interest	510,184	1,271,995

Total stockholders’ (deficit) equity	(1,187,733)	3,209,820

Total liabilities and stockholders’ (deficit) equity	$2,991,155	$7,259,225

SandRidge Energy, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(In thousands)

	Year Ended December 31,
	2015	2014

CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) income	$(4,321,051)	$351,898
Adjustments to reconcile net (loss) income to net cash provided by operating activities
Depreciation, depletion and amortization	367,295	493,931
Accretion of asset retirement obligations	4,477	9,092
Impairment	4,534,689	192,768
Debt issuance costs amortization	11,884	9,425
Amortization of discount, net of premium, on long-term debt	3,130	529
Gain on extinguishment of debt	(641,131)	—
Write off of debt issuance costs	7,108	—
Loss on convertible notes derivative liability	10,377	—
Cash paid on early conversion of convertible notes	(32,741)	—
Gain on derivative contracts	(73,061)	(334,011)
Cash received on settlement of derivative contracts	327,702	11,796
Loss on settlement of contract	50,976	—
Cash paid on settlement of contract	(24,889)	—
Loss on sale of assets	1,491	10
Stock-based compensation	18,380	19,994
Other	1,351	407
Changes in operating assets and liabilities increasing (decreasing) cash
Receivables	201,907	(63,492)
Prepaid expenses	1,148	9,549
Other current assets	12,710	3,164
Other assets and liabilities, net	2,239	(1,132)
Accounts payable and accrued expenses	(86,470)	(66,492)
Asset retirement obligations	(3,984)	(16,322)

Net cash provided by operating activities	373,537	621,114

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures for property, plant and equipment	(879,201)	(1,553,332)
Acquisitions of assets	(216,943)	(18,384)
Proceeds from sale of assets	56,504	714,475

Net cash used in investing activities	(1,039,640)	(857,241)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from borrowings	2,065,000	—
Repayments of borrowings	(939,466)	—
Debt issuance costs	(53,244)	(3,947)
Proceeds from the sale of royalty trust units	—	22,119
Noncontrolling interest distributions	(138,305)	(193,807)
Acquisition of ownership interest	—	(2,730)
Stock-based compensation excess tax benefit	—	14
Purchase of treasury stock	(3,535)	(8,702)
Repurchase of common stock	—	(111,827)
Dividends paid - preferred	(11,262)	(55,525)
Cash received on shareholder receivable	1,250	1,250
Cash paid on settlement of financing derivative contracts	—	(44,128)

Net cash provided by (used in) financing activities	920,438	(397,283)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	254,335	(633,410)
CASH AND CASH EQUIVALENTS, beginning of year	181,253	814,663

CASH AND CASH EQUIVALENTS, end of period	$435,588	$181,253

Supplemental Disclosure of Cash Flow Information
Cash paid for interest, net of amounts capitalized	$(296,386)	$(235,793)
Cash (paid) received for income taxes	$(88)	$1,928

Supplemental Disclosure of Noncash Investing and Financing Activities
Change in accrued capital expenditures	$177,586	$(55,557)
Equity issued for debt	$(63,299)	$—
Preferred stock dividends paid in common stock	$(16,188)	$—
Long-term debt issued, including derivative and net of discount, for asset acquisition and termination of gathering agreement	$(50,310)	$—

For further information, please contact:

Duane M. Grubert

EVP – Investor Relations and Strategy

SandRidge Energy, Inc.

123 Robert S. Kerr Avenue

Oklahoma City, OK 73102-6406

(405) 429-5515

Cautionary Note to Investors - This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, but not limited to, the information appearing under the heading “Operational Guidance.” These statements express a belief, expectation or intention and are generally accompanied by words that convey projected future events or outcomes. The forward-looking statements include projections and estimates of the Company’s corporate strategies, future operations, drilling plans, and capital expenditures. We have based these forward-looking statements on our current expectations and assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate under the circumstances. However, whether actual results and developments will conform with our expectations and predictions is subject to a number of risks and uncertainties, including the volatility of oil and natural gas prices, our success in discovering, estimating, developing and replacing oil and natural gas reserves, actual decline curves and the actual effect of adding compression to natural gas wells, the availability and terms of capital, the ability of counterparties to transactions with us to meet their obligations, our timely execution of hedge transactions, credit conditions of global capital markets, changes in economic conditions, the amount and timing of future development costs, the availability and demand for alternative energy sources, regulatory changes, including those related to carbon dioxide and greenhouse gas emissions, and other factors, many of which are beyond our control. We refer you to the discussion of risk factors in Part I, Item 1A - “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2014 and in comparable “Risk Factor” sections of our Quarterly Reports on Form 10-Q filed after the date of this press release. All of the forward-looking statements made in this press release are qualified by these cautionary statements. The actual results or developments anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on our Company or our business or operations. Such statements are not guarantees of future performance and actual results or developments may differ materially from those projected in the forward-looking statements. We undertake no obligation to update or revise any forward-looking statements.

SandRidge Energy, Inc. (OTC PINK: SDOC) is an oil and natural gas exploration and production company headquartered in Oklahoma City, Oklahoma with its principal focus on developing high-return, growth-oriented projects in the U.S. Mid-Continent and Niobrara Shale.